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                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                           SYMETRICS INDUSTRIES, INC.
                                       TO

                                  TSHCo, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                            TEL-SAVE HOLDINGS, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.25 per share (the "Common Shares" or the "Shares"), of Symetrics Industries, Inc., a Florida corporation (the "Company"), are not immediately available or time will not permit certificates and all required documents to be delivered to First Union National Bank (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)), or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                           FIRST UNION NATIONAL BANK

        By Hand, Mail:                By Overnight Courier:                 By Facsimile:
    1525 W.T. Harris Blvd.            1525 W.T. Harris Blvd.                 704-590-7628
   Charlotte, NC 28288-1153            Charlotte, NC 28262                   To Confirm:
      Attn: Reorg Dept.                 Attn: Reorg Dept.                    704-590-7408
          3C3-1153                          3C3-1153                          Toll Free:
                                                                            1-800-829-8432

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED BELOW), UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to TSHCo, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Tel-Save Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 22, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

Number of Common Shares:                            Name(s) of Record Holder(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       Certificate No(s). (if available):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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If Share(s) will be tendered by book-entry transfer, check ONE box and provide account number:

[ ]  The Depository Trust Company          [ ]  Pacific Securities Depository Trust
                                           Company
[ ]  Midwest Securities Trust Company      [ ]  Philadelphia Depository Trust Company

Account Number:

                     THE ATTACHED GUARANTEE MUST BE COMPLETED

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, and all other documents required by the Letter of Transmittal within three Nasdaq Stock Market, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
                             (AUTHORIZED SIGNATURE)

Address:

Title:
                                    ZIP CODE

Name:
                             (PLEASE TYPE OR PRINT)

Area Code and Telephone Number:

Date:

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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